Exhibit 10.2

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of the Effective Date of this Agreement (as hereinafter defined) by and between ADVANTAGE PROFESSIONAL MANAGEMENT GROUP, INC. and/or its assigns (hereinafter referred to as "Seller") and PARADISE DEVELOPMENT GROUP, INC., a Florida corporation, and/or its assigns (hereinafter referred to as the "Buyer").

     Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to buy two (2) certain tracts of land. The first tract is to contain 2.0 acres located at the southwest quadrant of the northeast corner of the intersection of US Highway 27 and Sand Mine Road, City of Davenport, County of Polk, State of Florida, as legally described in Exhibit "A," and shown on Exhibit "B," which are attached hereto by Buyer and Seller and made a part hereof (the "First Tract"). The second tract is to contain 2 acres located on Route 27, abutting the First Tract, and extends along Route 27 to the Seller's northern boundary (the "Second Tract"). The legal description and boundary footprint are to be depicted on Exhibits C and D, respectively. Both tracts are to be conveyed together with all hereditaments and appurtenances pertaining to such tracts, and all improvements located thereon, including without limitation all of Seller's right, title, and interest in and to adjacent streets, alleys, and rights-of-way (all of which will be hereafter collectively referred to as the "Premises").

Whereas, the Parties wish to enter into a comprehensive agreement regarding the purchase and sale of the Premises, which is intended to replace and supersede all prior agreements with respect to the purchase and sale of the premises.

In consideration of the mutual promises herein contained, it is agreed as follows.

     1.     RECITALS.  The  above  recitals are true and are an integral part of
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this  Agreement.

     2.     PURCHASE  PRICE.  The base purchase price ("Base Purchase Price") to
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be  paid  for the First Tract shall be One Million, Five Hundred And Twenty-five thousand Dollars ($1,525,000.00). The Base Purchase Price to be paid for the Second Tract shall be Seven Hundred and Thirteen Thousand, Three Hundred and seventy-five Dollars ($713,375.00) for 2 acres. Land mass in excess of 2 acres in the Second Tract will be conveyed at the rate of nine dollars and forty seven cents ($9.47) per square foot. The combined Base Purchase Prices shall be paid as follows:

          a. $75,000.00 dollars as the Initial Earnest Money delivered to and held by Forlizzo Law Group, P.A. ("Escrow Agent") within five (5) business days of Buyer's receipt of a fully executed Agreement; and

          b.  $75,000.00  dollars  as  of  the Notice Date recited in Section 7.

          c. The balance of the Purchase Price, as determined by the actual land mass as depicted on the survey, shall be paid in cash by federal wire transfer payable at closing, plus or minus adjustments, pro-rations and Seller's closing costs that are paid by Buyer, if any, as set forth hereinafter.

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     3.     SURVEY.  Within  twenty  (20)  days  of the Notice Date, Buyer shall
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tender  to  Seller a new Survey, if any, of the Premises as Buyer determines the
boundaries  to  be  within the confines of this Agreement.    Said survey shall:
(i) be certified to Seller, Buyer, any lender to Buyer and the title insurer and shall be in compliance with ALTA minimum standards for land title surveys; (ii) show the boundary lines of the Premises; (iii) to the extent discernible as of the date of the survey locate (subject to approval of Buyer's user and the County) all proposed permanent improvements on the Premises; (iv) show all such proposed improvements to be entirely located within the boundary lines of the Premises; (v) show all proposed encroachments over boundary lines, easements and rights of way; (vi) show the location and course of all visible and recorded easements and rights of way; (vii) show access from the Premises to private and public rights of way; (viii) show existing and proposed utilities, including water, sanitary sewer, storm sewer, and gas lines to the point of connection with the public system, if such connection exists, or access to such systems from the Premises; and (ix) certify the number of square feet and portions thereof lying within the boundary lines of the Premises. In conjunction therewith, Buyer shall supply the legal description and site plan to complete Exhibits A, B, C and D. Seller agrees to provide a current Boundary Survey to
Buyer  within 5 days of the Notice Date.   Buyer and Seller agree that Buyer may
construct improvements on the Second Tract substantially as depicted on the proposed site plan attached hereto as Exhibit D. In the event that Buyer changes the plan of improvements for any reason, Buyer agrees that Seller shall have a reasonable right of approval over the elevation and shape of the improvements to be erected on the Second Tract as well as the footprint thereof so that the improvements on said Second Tract provide relatively the same visibility of the improvements planned by the Seller as is shown on Exhibits D
and  L.   In  addition,  as  depicted on Exhibit D, Seller reserves for itself a strip of land without reduction in the Purchase Price on which Buyer shall construct the entry road from US 27 located at the junction of the First Tract and the Second Tract and shall permit two lanes of vehicular traffic. Buyer shall permit the installation by Seller of a marquis sign on the First Tract consistent with Exhibit L as shall be mutually approved by Seller and Buyer and approved by Polk County together with any turn in or turn out lanes as may be required by FDOT.

      4.     ESCROW.  Any  escrow  agent  receiving  funds is authorized and
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agrees  by  acceptance  thereof  to  promptly deposit, to hold same in an escrow account, and to disburse same subject to clearance thereof in accordance with the terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by the Buyer. In the event of a dispute arising out of the Parties' performance under this Agreement or doubt as to Escrow Agent's duties or liabilities under the provisions of this Agreement, the Escrow Agent shall deposit all the monies then held pursuant to this Agreement with the Title Company or, at the request of either Party, with the Clerk of the appropriate Court of the County having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate except to the extent of accounting for any monies theretofore delivered out of escrow. Provided that Escrow Agent has complied with the forgoing, in the event of any suit between Buyer and Seller wherein the Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, Escrow Agent shall be entitled to recover a reasonable attorney's fee and costs incurred, said fees and costs to be charged and assessed as court costs against the non-prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for mis-delivery to Buyer or Seller of monies subject to this escrow, unless such mis-delivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent.
All funds held in escrow shall be placed in an interest bearing federally insured account with interest accruing to the benefit of Buyer and applied against the Purchase Price at Closing, or otherwise disbursed in accordance with the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, this escrow provision, including any matters regarding the funds held in escrow and the duties of the Escrow Agent, shall be governed and construed in accordance with the law of the jurisdiction where the Escrow Agent has its principal place of business. In addition, the venue for any litigation regarding this escrow provision shall be the county where the Escrow Agent has its principal place of business.

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     5.     TITLE COMMITMENT; TITLE POLICY.  Not later than twenty (20) days
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from  the  Notice  Date,  Buyer  shall, at Buyer's expense, procure from a title agent selected by Buyer, a Commitment for Owner's ALTA Title Insurance, Marketable Form B, with extended coverage over the general exceptions issued by a title insurance company ("Title Company") ("Commitment") setting forth the state of title to the Premises and all exceptions and restrictions of record including deed restrictions, liens and covenants. Said Commitment shall indicate that Seller is the sole owner of the Premises, which it is fully authorized to convey the Premises and it shall indicate the amount of any real estate taxes attributable to the Premises. Along with such Commitment, Buyer shall also obtain copies of all documents affecting the Premises and reflected in the Commitment.

     6.     UNIFORM COMMERCIAL CODE SEARCHES.  Twenty (20) days from the Notice
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Date,  Buyer  shall  obtain a statement from the Title Company after appropriate searches of the Uniform Commercial Code ("UCC") records of the Secretary of State of Florida and the Clerk of the Circuit Court of Polk County, Florida, reflecting all UCC financing statements (if any) filed of record affecting the Premises. Buyer shall give notice to Seller of all releases of financing statements that will be required at Closing. Seller shall cause any such statements to be released at or prior to Closing.

     7.     FEASIBILITY  PERIOD  AND  CONDITION OF PREMISES.  Buyer hereby
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represents  that  it  has  performed  (or elected not to perform) any or all due diligence type examinations of the Premises and holds no objections. Further, the Buyer acknowledges that it is buying the premises in its existing condition, "as is" and "where is" and "with all faults".

     Buyer shall remove or bond any lien of any type that attaches to the Premises as a result of any of Buyer's inspections. Buyer shall restore any damage to the Premises caused or incurred during such inspections. Buyer hereby indemnifies and holds Seller harmless from all loss, costs or expense, including but not limited to, attorneys' fees and court costs resulting from Buyer's inspections. This indemnity shall survive the Closing and extend for the duration of the statute of limitations for such liabilities.

     Notwithstanding the forgoing, Seller acknowledges that Buyer is contracting to acquire the Premises with the express purpose of developing a Walgreens drug store and retail facilities. In the event that Walgreens elects not to enter into a commitment with Buyer for such a development by February 8, 2005, Buyer may either cancel this Agreement and receive a return of all deposits made hereunder, close pursuant hereto or seek an extension of time from Seller (Buyer's "Election"). Seller agrees to execute an acknowledgement of such election and Seller's reply thereto for delivery by Buyer to the Escrow Agent. Buyer shall be deemed committed to close pursuant hereto if it does not provide notice to Seller as to its Election on or before five (5) days from the date on which Walgreens makes its decision regarding the Premises but in no event later than February 8, 2005 (the "NOTICE DATE"). As of the Notice Date, the Earnest Money shall become non-refundable except for Seller's inability to convey clear title. Upon presentation of that ability on the Closing Date, Escrow Agent shall turn over the Earnest Money to Seller. Said Escrow shall be applied to the Purchase Price in the event Buyer closes or forfeited to Seller in the event that Buyer does not close.

     Seller acknowledges that the acceptance of the site by Walgreens will require that Seller, and or its permitted assigns, will negotiate and enter into an agreement concerning covenants and land use restrictions on the balance of the Seller's land, per the terms and conditions of the attached REA, Exhibit "F".

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     8.     CLOSING  DATE.  Subject  to  the  term  contained  in  the following
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Section  9,  the  consummation of the transaction contemplated by this Agreement
("Closing" or "Closing Date") shall take place at a mutually acceptable location in Polk County, Florida on or before sixty (60) days from the Notice Date.

     9.     ASSIGNMENT:  Buyer  acknowledges  that  Seller  is in contract as of
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July  7,  2004  with a party to sell the entire parcel of land that contains the
Premises (the July 7th Contract"). Seller shall have absolute discretion to amend said contract.

     Seller discloses that it intends to assign this Agreement to the Contract Assignee (the buyer in the July 7th Contract). Buyer shall not be obligated to honor any assignment that does not contain its written assent to the terms of purchase if any term is changed from the terms that are agreed herein. In the event of such an assignment, said assignment shall be attached to this Agreement as Exhibit K. In the event of such assignment, the Contract Assignee shall become the Seller for purposes of this Agreement.

     The Parties hereto agree that in the event that the purchaser in the July 7th Contract fails to close, and Seller is relieved of the responsibility to convey under the July 7th Agreement, then and in that event Seller and Buyer shall honor the terms of this Agreement as a direct sale to Buyer. Buyer herein agrees that in the event that Seller gives notice to Buyer herein of its opportunity to purchase the Premises directly from Seller, the Closing Date in this Agreement shall become the later to occur of the Closing Date recited herein or fourteen (14) days from the receipt of such notice.

     Buyer acknowledges that in the event it purchases the Premises from the Contract Assignee, whether by direct agreement or by assignment of this Agreement, it shall look solely to that party for enforcement of all of Seller's obligations, representations and warranties.

     10.     DOCUMENTS  DELIVERED  BY  SELLER.  Buyer  acknowledges  or  waives
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receipt  of  the  following documents except for any report or study acquired by
Seller since March 1, 2004, then, within five (5) days of the Effective Date, Seller shall deliver to Buyer true and correct copies of the following documents relating to the Premises if in existence:

             (a)     geotechnical  reports;
             (b)     environmental  reports;
             (c)     engineer  reports,  drawings  and  studies;
             (d) any and all licenses, permits, authorizations and approvals, if any, required by law, affecting the Premises;
             (e) any other material data or information Seller's possession;
             (f)     legal  description;  and

     11.     SELLER'S  REPRESENTATIONS  AND  WARRANTIES.  Seller  represents,
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warrants and covenants to Buyer that as of the date hereof and the Closing Date:

          (a) There are no Leases, tenancies or other rights of occupancy or use for any portion of the Premises.

          (b) Other than as disclosed in Section 9, above, and with the exception of the rights of mortgagees in the event of a foreclosure of the property of which the Premises are a part, Seller is not a party to any written agreement with any person, firm, corporation, or other entity that has any right or option to acquire the Premises or any portion thereof;

          (c) There are no judicial proceedings of any type which have been instituted or which are pending or threatened against the Premises;

          (d) To the best of the Seller's actual knowledge, there is not pending, nor has Seller received a written notice from a public authority of, a contemplated condemnation of the Premises or any part thereof;

          (e) There are and shall be no liens or claims against Seller applicable to the Premises for federal withholding taxes or estate taxes, or any other undischargeable taxes or charges whatsoever except ad valorem general real estate taxes;

          (f) Seller has received no notice of any fact or condition that exists which would result in the termination of access to the Premises from adjoining public or private streets or ways or which would result in discontinuation or refusal of service by any applicable utility providers of adequate sewer, gas, electric, telephone or other utility service to the Premises;

          (g) Other than as disclosed in Section 9, above, Seller's execution of and performance under this Agreement shall not constitute a conflict or breach of any written agreement, understanding, order, judgment or decree to which Seller is a party and to which any part of the Premises may be bound;

          (h) Other than as disclosed in Section 9, above, pending the Closing, Seller agrees that Seller will not transfer the Premises except as herein expressly contemplated or create any easements, liens, or other encumbrances with respect to the Premises, except with Buyer's prior written consent, except for mortgages or trust deeds which shall be released at or prior to Closing. However, Seller may re-mortgage the premises in its sole discretion;

          (i) Seller has full power and authority to enter into this Agreement and to consummate the transaction contemplated herein, and all actions necessary to authorize the execution of this Agreement and conveyance of the Premises have been taken such that, upon execution by all parties hereto, this Agreement shall be the valid and binding obligation of Seller as qualified by Section 9 herein and such authority shall be effective on the Closing Date;

          (j) To the best of Seller's knowledge without any duty of inquiry, no hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC 9601(14), pollutants or contaminants as defined by CERCLA, 42 USC 96D4(A) (2), or hazardous wastes as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 USC 6903 (5), or other similar applicable federal or state laws and regulations including, but not limited to, asbestos, PCBs, and urea formaldehyde, have been generated, released, stored, or deposited over, beneath, or on the Premises or on or in any structures located on the Premises. However, a Phase I Environmental Site Assessment performed by Nodarse & Associates, Inc. dated October 13, 2004 reveals no adverse environmental condition upon the Premises.

          (k) That the true and correct copies of the documents supplied to Buyer by Seller of this Agreement have not been changed or modified.

          (l) Seller has not granted nor will Seller agree to grant any easement to any party, private or public, which would impair the Buyer's intended use of or access to the Premises. Seller hereby discloses that it has agreed to provide an easement to Polk County along the boundary made by Sand Mine Road for the purpose of widening and installing Sand Mine Road and that the land dedicated to that easement shall be a part of the Premises. Seller also discloses the presence of a reciprocal easement running along the Sand Mine Road boundary in favor of Holly Hill Fruit Products Co., Inc. as shown in the pro forma title policy (the "Easement")

          (m) Seller discloses that it has conveyed a portion of the premises to Holly Hill totaling 433 square feet (the "Sign Parcel") as depicted on the drawing attached hereto as Exhibit H. Holly Hill and its assigns are permitted to erect a sub-division sign on said Sign Parcel (the "Sub-division Sign"). The size, dimensions and exact location of the Sign Parcel and Sign shall be in accordance with an agreement to be made within 30 days of the Effective Date between Buyer and Holly Hill. The conceptual site plan of the Sign Parcel is shown on Exhibit H.

          (n) Seller and Holly Hill Fruit Products Co., Inc. ("Holly Hill") both own land that abuts the current proposed path of Sand Mine Road which is planned to straddle the Section Line. The Section Line is the boundary shared by Seller and Holly Hill. Each party has given the other a 40-foot easement over its land for purposes of facilitating the installation of the road within said 80-foot path per the requirements of Polk County. The Seller has executed the Mutual Access Roadway Easement to memorialize and implement this Easement. Said Easement is attached hereto as Exhibit J.

          (o) Buyer and Seller shall not be responsible to construct the road pursuant to an agreement reached by Seller with Holly Hill and a developer of the Holly Hill land that requires said developer to construct the road at its expense on or before December 31, 2005 (for 350 feet from Rt. 27) and by March 31, 2006 for the remaining length to the end of Seller's land. A copy of said agreement is attached hereto as Exhibit G. In the event of a default by the Holly Hill developer, Buyer shall be responsible for the road construction up to 350 feet from Rt. 27, which ties into the access driveway for the development.

          (p) Buyer and Seller agree that they shall collaborate on a shared water retention plan for their respective developments. The Parties agree to fairly allocate the costs of the system as well as the land value caused by excess retention on either Parties land.

          The continued validity in all material respects of all representations, covenants and warranties set forth in this Agreement shall be conditions precedent to the performance of the obligations of Buyer and Seller hereunder. All representations and warranties set forth in this Agreement shall be continuing and shall be true and correct on and as of the Closing Date.

12.     CONDITIONS  PRECEDENT.  This  Agreement  and Buyer's obligation to close
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are  subject  to  the  following  additional  express  conditions  precedent.
Notwithstanding anything to the contrary which may be contained herein, each of the following conditions is intended for the exclusive protection and benefit of
Buyer:

          (a) The continued validity of each and all of the representations, warranties and covenants of Seller contained in this Agreement in all material respects, as of the Closing Date;
          (b) The delivery of the Closing documents required to be delivered by Seller described in this Agreement;
          (c) Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller prior to or as of the Closing;
          (d) Subject only to Seller's failure to cure a defect in title, Buyer shall have been able to obtain the Title Commitment as required by Paragraph 4 of this Agreement, and such Commitment shall be updated at Buyer's expense at Closing with such update showing no change in the status of title as previously approved by Buyer;
          (e) Confirmation by Buyer of the availability of appropriate land plan and zoning of the Premises that will allow commercial development thereon. Buyer agrees that if the Premises are not presently land planned and zoned for such usage, Buyer shall, at its expense, file an application to have the Premises land planned and rezoned for retail usage. Buyer shall pursue the land plan and rezoning application(s) and process to completion and Seller shall, at Buyer's expense, diligently execute all necessary and appropriate instruments to assist Buyer in such endeavor. Application shall be made in the name of either Seller or Buyer as may be required under the governing land plan and zoning ordinances. Seller shall promptly, upon request, execute and deliver all necessary land plan and rezoning applications and papers related to such land plan and rezoning actions. Such applications shall not delay the Closing. Buyer acknowledges that the County has approved the Premises for the appropriate zoning, and, that the County's application to the State of Florida for the modification to the grand land use plan has been approved subject to the State's ratification of the County's water distribution plan. Further, attached hereto as Exhibit I is a Stipulated Settlement Agreement ordered approved by the Administrative Law Judge overseeing the negotiations between Polk County and the State of Florida that demonstrates that the State and the County have reached agreement regarding the legal authority of the County to provide public water and TCX zoning to the area in which the Premises is located, and, that the County has passed the required resolutions to adopt the recommendations of the State.

          (f) Conclusion satisfactory to Buyer within 30 days of Effective Date of negotiations with Holly Hill regarding the size, style, dimensions and location of the Sub-division Sign described at
               Section 11.m, herein, and depicted in part on Exhibit H. Buyer shall employ good faith in its attempt to serve the business objectives of Holly Hill and Walgreens in the size and juxtaposition of the Sub-division Sign. This provision shall expire and be of no force and effect at the conclusion of 30 days from the Effective Date.

     If any of the conditions precedent to Buyer's obligations set forth in this
Section 12 or elsewhere in the Agreement is not fulfilled at or within the times set forth herein for the fulfillment thereof (after any applicable cure period), or not otherwise waived in writing by Buyer, Buyer may terminate this Agreement by notice to Seller, in which event the Earnest Money (together with earned interest thereon) shall be returned to Buyer, whereupon this Agreement shall be deemed null and void.

     13.     DEED/CLOSING  MECHANICS  -  SELLER.  At  the  Closing  of  the
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transaction,  Seller  shall  deliver  to  Buyer the following items, which items shall  be  in  form and substance to be agreed upon by Seller and Buyer Prior to
Closing:

               (a) A Special Warranty Deed, in a form suitable for recording, conveying good and marketable fee simple title in the Premises to Buyer, free and clear of all liens and encumbrances, except exceptions permitted under this Agreement;

               (b)  Possession  of  the  Premises;

               (c) An acknowledgment, essentially in the form of Exhibit "E," U.S. Tax Withholding Certification, shall be executed and delivered to Buyer at closing in two (2) original counterparts with the incomplete provisions thereof completed [or if Temporary Income Tax Regulation U1.445-2T is hereafter amended so that Buyer is not entitled to rely upon such Certification of Non-foreign Status, then Seller shall provide Buyer with such other reasonable evidence (in the opinion of Buyer's counsel) to establish that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445]. In the event (a) Seller does not so execute and deliver to Buyer such Certification of Non-foreign Status, or (b) such Certification on Non-foreign Status is not fully and properly completed and executed as of the Closing Date, or (c) Temporary Income Tax Regulation U1.445-2T is hereafter amended so that Buyer is not entitled to rely upon such Certification, and Seller fails to produce by the Closing Date reasonable evidence (in the opinion of Buyer's counsel) to establish that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445, then, in such event, Buyer shall withhold ten percent (10%) of the Purchase Price and pay the withheld amount to the Internal Revenue Service pursuant to Internal Revenue Code Section 1445. Any such amount thus withheld at closing shall be considered as having been paid by Buyer to Seller as part of Buyer's obligation to pay the Purchase Price hereunder;

               (d) Such other executed instruments and documents as may be specifically required to be delivered by Seller under the terms of this Agreement whether or not expressly enumerated in this paragraph; and

               (e) Such other executed instruments or documents as in the reasonable opinion of counsel for Buyer and Seller may be necessary or desirable to effectuate the Closing.

          All of the documents and instruments to be delivered by Seller hereunder shall be in form and substance reasonably satisfactory to counsel for Buyer.

     14.     DEED/CLOSING  MECHANICS  - BUYER.  On or prior to the Closing Date,
             --------------------------------
or  as  otherwise  provided,  Buyer  shall  do  or  perform  the  following:

               (a) Cause to be delivered to Seller the Earnest Money, any Extension Deposit(s) and the balance of the Purchase Price;

               (b) Execute and deliver such other documents or instruments as in the reasonable opinion of counsel for Seller or Buyer's lender, if any, may be necessary or desirable to effectuate the Closing; and

               (c) Execute and deliver such other instruments and documents as may be specifically required to be delivered by Buyer under the terms of this Agreement whether or not expressly enumerated in this paragraph.

     15.     CLOSING  COSTS.
             --------------

               (a) Seller shall pay the following costs and expenses in connection with the Closing:

                    (i)  The  Costs  of  the preparation of the Special Warranty
                         Deed;

                    (ii) All documentary stamps which are required to be affixed to  the  Special  Warranty  Deed;  and

                    (iii)  Real estate commission pursuant to Section 18, below.

               (b) Buyer shall pay the following costs and expenses in connection with the Closing:

                    (i)  The  costs  of  recording  the  Special  Warranty Deed;

                    (ii) The  premium payable for the Title Commitment and Title
                         Policy  issued  pursuant  thereto,  as  contemplated by
                         Section  4,  above;  and

                    (iii) The cost of the new/updated survey, as contemplated by
                         Section  2,  above.

               (c)  Buyer  and  Seller  shall  each pay its own attorney's fees.

     16.     DEFAULT.  If  Seller  is  unable to convey title to the Premises in
             -------
accordance with the conditions in this Agreement, or if the conditions precedent to Buyer's performance specified herein have been neither satisfied nor waived by Buyer, Buyer may, at Buyer's option, (i) terminate this Agreement by written notice forwarded to Seller on or prior to the Closing Date, in which event the Earnest Money and any Extension Deposit(s) (together with accrued interest thereon) shall be immediately refunded to Buyer, or (ii) continue to respect and abide by the terms of the Agreement thereby waiving said conditions without a reduction in the Purchase Price. If Seller fails to consummate this Agreement for any other reason (other than Buyer's default or a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in the Agreement), or if there occurred a breach of any of Seller's representations, warranties, and/or covenants, Buyer's sole remedy is to terminate this Agreement, as aforesaid, and receive a full refund of the Earnest Money and any Extension Deposit(s), (together with accrued interest thereon).

     If Buyer fails to consummate this Agreement for any reason (other than Seller's default or a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement (such as in Section
9), Seller shall, as Seller's sole remedy, retain the Earnest Money and any Extension Deposit(s) (together with accrued interest thereon) as full and complete liquidated damages.

     17.     BROKERAGE.  Seller  agrees  that  Seller  shall  pay at Closing all
             ---------
commissions associated with this transaction disclosed in this Agreement, including commissions in the amount of Sixty-thousand Dollars ($60,000) to World Brokers, Inc. and the amount of Thirty-thousand Dollars ($30,000) to MAM Realty, Inc. for their services rendered in connection with this transaction. Said commissions shall be paid only if, as, and when the transaction closes. Buyer warrants that it will not claim any commission in connection with this transaction. Buyer agrees to provide a written estoppel agreement from MAM Realty, Inc. consistent with this provision on or before Closing.

Buyer and Seller represent and warrant to each other that they have not dealt with any brokers other than MAM Realty, Inc. and World Brokers, Inc. in connection with this transaction and no broker other than MAM Realty, Inc. and World Brokers, Inc. was the procuring cause of the transaction contemplated by this Agreement. Buyer and Seller each agrees to protect, defend, indemnify and hold harmless the other, their successors and assigns, from and against any and all obligation, cost, expense and liability, including, without limitation, all reasonable attorney's fees and court costs, arising out of any claim for brokerage commission, finder's commission or other such compensation as a result of the dealings of the indemnifying party in connection with this transaction.

     18.     PRO-RATIONS.  Taxes, assessments and other expenses of the Premises
             -----------
shall be pro-rated through the day of Closing. Taxes shall be pro-rated based on the current tax year's tax with due allowance made for maximum allowable discount. If the Closing occurs at a date when the current year's millage is not fixed and the current year's assessment is available, taxes will be pro-rated based upon such assessment and prior year's millage. A tax pro-ration based upon such method, shall, at the request of either Party, be readjusted upon issuance of actual tax bill for the period being adjusted.

     19.     GOVERNMENTAL APPROVALS.  (a)  Buyer  shall  use  its  commercially
             ----------------------
reasonable efforts and due diligence to apply for and receive the governmental and quasi-governmental approvals (including site plan approval) from any applicable governmental or quasi-governmental agency or other organization, association, agency or body (the "Governmental Approvals") necessary for approval of the development of a Walgreens store and other retail uses together with related site improvements including, without limitation, surface parking, water retention, signage and other improvements deemed necessary by Buyer or as a condition of the Governmental Approvals (collectively, the "Proposed Improvements").

(b) Buyer agrees that it shall apply for the Governmental Approvals for the Proposed Improvements as soon as practicable after the Notice Date whether or not Seller has applied for plat approval.

(c) Buyer agrees that the filing of all applications, requests and other submittals for the Governmental Approvals shall be subject to Seller's prior written review and approval. In the event that Seller does not provide such approval or disapproval within ten (10) days after delivery to Seller, those items presented to Seller will be deemed approved by Seller. Buyer agrees that Seller shall have a vested right in and to any such applications, requests and other such submittals affecting the Premises. Notwithstanding anything to the contrary contained in this Agreement, Seller will not be obligated to grant consent to any such applications if such Governmental Approvals would have an adverse impact on the balance of Seller's contiguous land. Seller shall have no obligation to grant consent to any application for a Governmental Approval for a use other than the Proposed Improvements if such action is deemed to be adverse to the development conditions of the remaining contiguous land of Seller whether owned by Seller or not, as reasonably determined by Seller. Any Government Approvals for the Proposed Improvements or any other improvement approved by Seller shall not be binding upon the Seller or upon the Premises until Buyer obtains title to the Premises by closing the transaction contemplated hereby. This Section shall survive the Closing. This section is not a condition precedent to closing.

(d) Seller agrees to cooperate and to assist Buyer (at Buyer's sole cost and expense) in connection with all applications for Governmental Approvals including but not limited to the execution of any and all documents required for such applications.

     20.     RESTRICTIONS.   The Buyer acknowledges that the Premises will be
             ------------
subject to restrictions and easement rights that will pertain to the Project. Seller agrees that it shall disclose to Buyer all such restrictions and easement rights which arise prior to Notice Date and that Buyer and its intended user shall have the reasonable right to approve any such restrictions and easement rights if such restrictions and easement rights would reasonably affect their intended use.

      21.     DEVELOPMENT  WORK PRODUCT:  Buyer agrees that should Buyer fail to
              -------------------------
close that all development work product including but not limited to surveys, due diligence examination reports, Governmental Approvals and any lease or purchase commitments or inquiries from third parties shall become assigned to and become the property of Seller.

      22.     POST  CLOSING  PERFORMANCE:  The Parties agree that they shall be
              --------------------------
obligated to perform certain work pursuant to this Agreement subsequent to Closing, to wit: the Party that undertakes to complete the jack and bore under Route 27, the installation of water and sewer lines from the west side of Route 27 to the Premises shall be entitled to reimbursement from the other for any and all authorized capacity that is provided for said Party. Buyer and Seller, as their interests are served, shall be responsible for the cost of the above-described work to the extent they are required by applicable governmental authorities in order for Buyer and Seller to develop the Premises plus any other premises acquired or leased by the Buyer out of land now owned by Seller. Buyer and Seller agree that they shall submit the contract to each other for the provision of such services by a licensed contractor for reasonable review and approval. A Party shall provide its request for additional capacity with the approval. In addition, Buyer shall be responsible for the design, permit and installation of the entrance boulevard as described in Section 3 above. Buyer agrees that it shall pay for the cost of design and permitting for the work described in this section.

     23.     INTERESTED PARTIES DISCLOSURE.
             -----------------------------

             Buyer: Michael P. Connor - President of Buyer is a Florida licensed Real Estate Broker.

             George K. Kidman - Executive Vice President of Buyer is a Florida licensed Real Estate Broker.

     24.     MISCELLANEOUS  PROVISIONS.
             -------------------------

               (a)  Assignment.  Buyer  may  not  assign  Buyer's rights in this
                    ----------
                    Agreement without Seller's prior written consent except to an entity controlled by Buyer. Any such assignment shall not be effective against Seller until Seller has provided its written consent and a copy of said assignment is delivered to Seller. In all permitted assignments, Buyer shall remain liable to Seller if this Agreement is breached by the assignee.

               (b)  Notices.  All  notices  allowed  or  required  to  be  given
                    -------
                    hereunder must be in writing and delivered by facsimile or e-mail and, in addition, must be delivered either in person, by overnight express delivery (e.g., Airborne Express, Federal Express, etc.) or by United States certified mail, return receipt requested, and addressed:

                    If  to  Seller:
                    ADVANTAGE  PROFESSIONAL  MANAGEMENT  GROUP,  INC
                    2015  Reston  Road
                    Orlando,  Florida  32837
                    Attention:  Malcolm  Wright
                    Facsimile:  (407)  251-8455
                    Telephone:  (407)  251-2240
                    Cell:  (407)  421-6660
                    With  a  copy  to:

                    Al  Delaney
                    ALHI
                    1701  Ponce  de  Leon  Boulevard,  Suite  300
                    Coral  Gables,  FL  33134
                    Facsimile:  (305)  444-6894
                    Telephone:  (305)  648-8202

                    With  copy  to:

                    WORLD  BROKERS,  INC.
                    9516  South  Dixie  Hwy
                    Miami,  Florida  33156
                    Attention:  Dean  Sena
                    Telephone:  (305)  670-6565

                    If  to  Buyer:
                    PARADISE  DEVELOPMENT  GROUP,  INC.
                    2901  Rigsby  Lane
                    Safety  Harbor,  Florida  34695
                    Attention:  Owen  C.  Ewing
                    Facsimile:  (727)  726-2337
                    Telephone:  (727)  726-1115

                    With  copy  to:

                    FORLIZZO  LAW  GROUP,  P.A.
                    2903  Rigsby  Lane
                    Safety  Harbor,  Florida  34695
                    Attention:  Robert  Forlizzo
                    Facsimile:  (727)  669-6929
                    Telephone:  (727)  669-0550

               Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing to the other party of such change and delivered in the manner noted hereinabove. Any time limitation provided for in this Agreement shall commence on the date that any notification necessary to commence such time limitation is personally delivered or faxed to the recipient; if mailed by United States mail, on the date of postmark of any return receipt indicating the date of mailing; or if sent by overnight express delivery, on the day following deposit of the package with the overnight delivery company. In the event there is no facsimile number listed in this paragraph for the delivery of notices to Seller, but the party to whom copies of notices to Seller are to be delivered does have a listed facsimile number, then any notices timely delivered by Buyer to such third party's facsimile number shall be deemed to have been timely delivered to Seller.

               (c) Entire Agreement. This Agreement and all Exhibits ("A," through "L") which are attached hereto and made a part hereof constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Premises other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

                   (i)     Exhibit  "A"  -  Legal  Description  of  First  Tract
                   (ii)    Exhibit  "B"  -  Site  Plan  of  First  Tract
                   (iii)   Exhibit  "C"  -  Legal  Description  of  Second Tract
                   (iv)    Exhibit  "D"  -  Site  Plan  of  Second  Tract
                   (v)     Exhibit  "E"  -  U.S.  Tax  Withholding Certification
                   (vi)    Exhibit  "F"  -  Walgreens  R.E.A.
                   (vii)   Exhibit  "G"  -  Tri-Party  Agreement
                   (viii)  Exhibit  "H"  -  Sign  Parcel  Drawing
                   (ix)    Exhibit  "I"  -   Settlement  Order
                   (x)     Exhibit  "J"  -   Mutual  Access  Roadway  Easement
                   (xi)    Exhibit  "K"  -   Assignment  Agreement
                   (xii)   Exhibit  "L"  -   Proposed  Site  Plan  P3

               (d)  Headings.  The  headings,  captions, numbering system, etc.,
                    --------
                    are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of the Agreement.

               (e)  Binding  Effect. All of the provisions of this Agreement are
                    ---------------
                    hereby made binding upon the personal representatives, heirs, successors, and assigns of both Parties hereto.

               (f)  Time  of  Essence. Time is of the essence of this Agreement.
                    -----------------

               (g)  Counterparts.  This  Agreement may be executed in any number
                    ------------
                    of counterparts, each of which will for all purposes be deemed to be an original, provided all are identical in all other respects.

               (h)  Applicable  Law,  Place of Performance. This Agreement shall
                    --------------------------------------
                    be construed under and in accordance with the laws of the State of Florida.

               (i)  Buyer's  Waiver  of  Conditions  Precedent.  Buyer  may,  at
                    ------------------------------------------
                    Buyer's sole option, waive any of the conditions precedent to Buyer's performance specified in this Agreement by giving written notice to Seller at any time on or before the Closing Date or by operation of the time parameters in this Agreement.

               (j)  Critical  Dates.  In  the event that the Closing Date or any
                    ---------------
                    other deadline date (a "Critical Date") described in this Agreement falls on a weekend or a holiday, the Critical Date shall be deemed to be the next business day (the "Rollover Date"). In the case of any agreed upon extension of a Critical Date, the extension period shall begin on the Rollover Date.

               (k)  Severability.  This Agreement is intended to be performed in
                    ------------
                    accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

               (l)  No  Recordation.  Neither  this  Agreement nor a record or a
                    ---------------
                    memorandum thereof shall be recorded in the Public Records of any county in the State of Florida by either party hereto.

               (m)  Attorney's Fees. In the event of any dispute hereunder or of
                    ---------------
                    any action to interpret or enforce this Agreement, any provision hereof or any matter arising there from, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney, paralegal and legal assistant fees, costs and expenses and other professional fees, costs and expenses whether suit be brought or not, and whether in settlement, in any declaratory action, at trial or on appeal. For purposes of this paragraph, the term "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

               (n)  Effective  Date. When used herein, the term "Effective Date"
                    ---------------
                    or the phrase "the date hereof" or "the date of this Agreement" shall mean the date that Buyer actually received a fully executed original of the Agreement.

               (o)  Further  Acts  and  Relationship.
                    --------------------------------

                    (i) In addition to the acts and deeds recited herein and contemplated and performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the closing or after the closing any and all such further acts, deeds, and assurances as may be reasonably necessary to consummate the transactions contemplated hereby.

                    (ii) Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture or any other relationship of Buyer and seller of real property as set forth in this Agreement.

               (p)  Joint  Preparation.  The  preparation  of this Agreement has
                    ------------------
                    been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

                           BALANCE OF PAGE LEFT BLANK

                                 SIGNATURE PAGE
                  ADVANTAGE PROFESSIONAL MANAGEMENT GROUP, INC.
                        PARADISE DEVELOPMENT GROUP, INC.
                           PURCHASE AND SALE AGREEMENT

     DATED this 4 day of February, 2005, which is the date this Agreement has been signed by whichever of Buyer or Seller is the last to sign this Agreement.

SELLER:

WITNESSES:                              ADVANTAGE PROFESSIONAL MANAGEMENT GROUP,
                                        INC.

                                        By:  /s/  Malcolm  J.  Wright     (Seal)
--------------------------------            -----------------------------
                                            Malcolm  J.  Wright
--------------------------------        Its:  President
                                            -----------------------------

                                        BUYER:

                                        PARADISE  DEVELOPMENT  GROUP,  INC.,  a
                                        Florida  corporation

WITNESSES:

                                        By:  /s/  Owen  C.  Ewing     (Seal)
-------------------------------             -------------------------------
                                            Owen  C.  Ewing
                                        Its:  Vice  President  of  Development
-------------------------------             -----------------------------

ESCROW  AGENT
--------------------
Forlizzi  Law  Group
By: